Exhibit 99.1

Dana Reports Third-Quarter 2012 Results

•	Sales of $1.7 billion

•	Net income of $56 million

•	Adjusted EBITDA of $190 million, 11 percent of sales

•	Free cash flow of $88 million, liquidity of $1.4 billion

•	Announced strategic relationship to develop continuously variable planetary transmissions

•	Introduced new technologies aimed at industry-leading efficiency, reliability, and performance

•	Selected as a 2013 Automotive News PACE Awards finalist for Spicer® Diamond Series™ driveshaft

MAUMEE, Ohio, Oct. 26, 2012 – Dana Holding Corporation (NYSE: DAN) today announced results for the third quarter of 2012.

Sales for the quarter were $1.7 billion, a decrease of 12 percent compared with 2011. Currency lowered sales by $120 million. Softening North America demand across the company’s significant commercial vehicle customers and continued weakness in South America further impacted year-to-year sales comparisons by approximately $95 million.

The company recorded third-quarter net income of $56 million. This compares with $110 million for the same period in 2011, which included a $60 million gain from the sale of certain equity affiliate investments. Year-to-date net income was $212 million, compared with $148 million for the same period last year. Net income for 2011 also included a $53 million charge for the extinguishment of debt related to refinancing activities completed early that year.

The company reported adjusted EBITDA of $190 million in the quarter, or 11 percent of sales, compared with 10.2 percent for the same period in 2011. Diluted adjusted earnings per share (EPS) were $0.37, compared with $0.45 in the third quarter of 2011. In addition to lower earnings in the current quarter, 2012 EPS was also impacted by higher tax expense reflecting jurisdictional mix.

Free cash flow for the quarter was $88 million, compared with $50 million for the same period last year. With liquidity of $1.4 billion and net cash of $68 million at Sept. 30, 2012, Dana continues to have a strong financial position.

“We are pleased to report solid financial results for the third quarter, despite choppy demand patterns and rapid softening in certain of our end markets, notably North America Class 8 commercial vehicle production,” said Roger J. Wood, Dana president and chief executive officer. “Dana has continued to respond quickly to changing market conditions with disciplined cost and investment actions, generating positive cash flow and improving adjusted EBITDA margin over this time last year.”

Sales for the first nine months of the year were $5.6 billion, $34 million lower than 2011. Adjusted EBITDA for the first three quarters was $627 million, or 11.1 percent of sales, representing a 90 basis point improvement over margin performance a year ago. Year-to-date, free cash flow totaled $158 million, excluding the $150 million voluntary U.S. pension plans contribution in the first quarter, $99 million higher than 2011.

Retained manufacturing activities from the 2010 sale of Dana’s Structural Products business completed final operations in the third quarter of 2012. Accordingly, for financial reporting purposes, the results of operations relating to the Structural Products business have been reclassified within previously reported consolidated results of operations as a discontinued operation. Adjusted EBITDA and associated margin as a percent of sales are inclusive of sales and adjusted EBITDA of the Structural Products business.

New Strategic Relationship

While Dana continues to execute its operational improvement plan, its future strategy includes several growth initiatives directed at strengthening the competitiveness of the company’s products through innovation and technology, geographic expansion, aftermarket opportunities, and selective acquisitions.

In September, Dana announced the formation of strategic relationships with Allison Transmission Holdings Inc. (NYSE: ALSN) and Fallbrook Technologies Inc. to develop, manufacture, and commercialize high-efficiency transmissions and drivetrain products for passenger vehicles, commercial vehicles, and off-highway equipment.These next-generation technologies will be designed to increase fuel efficiency, reduce emissions, and improve overall vehicle performance.

New Technologies Introduced

During the third quarter, Dana introduced several new technologies, including:

■

Spicer® Model 300 axles featuring AdvanTEK® gearing. This axle is the largest yet in the series of axles for Class 1 through 5 vehicles and extends the premium benefits of these axles for use in the light commercial-vehicle market, including heavy-duty pickups.

■	Tire pressure management technology for line-haul tractors. This is the first internal axle system of its kind to automatically maintain optimum inflation for drive and steer axles, significantly increasing vehicle fuel efficiency and tire life, while reducing maintenance. Dana will be the first in the market to offer fully integrated, electronically controlled systems specifically engineered for the more complex demands of tractor units.

■

Efficient, robust Spicer® Diamond Series™ driveshaft technology optimized for use on light commercial vehicles such as pick-up trucks. Using Dana’s proprietary hydroforming manufacturing process, the driveshaft is shaped to have an expanded center. This allows it to run at higher speeds while offering increased strength and up to a 5 percent reduction in weight over straight aluminum tube driveshaft designs.

The Spicer Diamond Series driveshaft was recognized earlier this month as a finalist for the 2013 Automotive News PACE Awards.

2012 Financial Guidance

Dana revised its guidance for full-year sales, adjusted EDITDA, and diluted adjusted EPS largely reflecting further expected reductions in commercial vehicle production in North America as well as softening construction demand in Europe. Adjusted EBITDA as a percent of sales and free cash flow targets remain unchanged, while capital spending has also been revised.

Current guidance for the full year is as follows:

•	Sales are projected at $7.2 billion to $7.3 billion, compared with previous guidance of $7.5 billion to $7.6 billion;

•	Adjusted EBITDA is projected to be $780 million to $800 million, compared with previous guidance of $820 million to $840 million;

•	Adjusted EBITDA as a percent of sales is forecast to be approximately 11 percent, consistent with previous guidance;

•	Diluted adjusted EPS is expected to total $1.75 to $1.82 per share, compared with previous guidance of total $1.94 to $2.01 per share;

•	Free cash flow for the year is projected at $240 million to $260 million, excluding the special one-time $150 million pension contribution; and

•	Capital spending is expected to total $160 million to $170 million, compared with previous guidance of $210 million to $230 million.

Dana to Host Conference Call at 10 a.m. EDT Today

Dana will discuss its third-quarter results in a conference call at 10 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 888-311-4590 and international locations should call 706-758-0054, and enter conference number 38787858. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Telephone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 855-859-2056 (U.S. or Canada) or 404-537-3406 (international) and enter conference number 38787858. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, which we have defined to be earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.).

The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure that we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure that we have defined as cash provided by (used in) operating activities, excluding any bankruptcy claim-related payments, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal-management technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs approximately 24,500 people in 27 countries and reported 2011 sales of $7.6 billion. For more information, please visit www.dana.com.

###

Investor Contact	Media Contact
Craig Barber	Jeff Cole
419.887.5166	419.887.3535
craig.barber@dana.com	jeff.cole@dana.com

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,
(In millions except per share amounts)	2012	2011
Net sales	$1,715	$1,940
Costs and expenses
Cost of sales	1,477	1,706
Selling, general and administrative expenses	99	111
Amortization of intangibles	18	20
Restructuring charges, net	6	22
Other income, net	2	79

Income from continuing operations before interest expense and income taxes	117	160
Interest expense	22	20

Income from continuing operations before before income taxes	95	140
Income tax expense	33	30
Equity in earnings of affiliates	(2)	6

Income from continuing operations	60	116
Loss from discontinued operations		(4)

Net income	60	112
Less: Noncontrolling interests net income	4	2

Net income attributable to the parent company	56	110
Preferred stock dividend requirements	8	8

Net income available to common stockholders	$48	$102

Net income per share available to parent company common stockholders:
Basic
Income from continuing operations	$0.32	$0.72
Loss from discontinued operations	$—	$(0.03)
Net income	$0.32	$0.69
Diluted
Income from continuing operations	$0.26	$0.53
Loss from discontinued operations	$—	$(0.02)
Net income	$0.26	$0.51
Weighted-average common shares outstanding
Basic	148.1	147.1
Diluted	214.5	214.6
Dividends declared per common share	$0.05	$—

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions except per share amounts)	2012	2011
Net sales	$5,615	$5,649
Costs and expenses
Cost of sales	4,838	4,967
Selling, general and administrative expenses	322	316
Amortization of intangibles	56	58
Restructuring charges, net	30	60
Other income, net	9	51

Income from continuing operations before interest expense and income taxes	378	299
Interest expense	63	59

Income from continuing operations before before income taxes	315	240
Income tax expense	97	93
Equity in earnings of affiliates	4	17

Income from continuing operations	222	164
Loss from discontinued operations		(7)

Net income	222	157
Less: Noncontrolling interests net income	10	9

Net income attributable to the parent company	212	148
Preferred stock dividend requirements	23	23

Net income available to common stockholders	$189	$125

Net income per share available to parent company common stockholders:
Basic
Income from continuing operations	$1.28	$0.90
Loss from discontinued operations	$—	$(0.05)
Net income	$1.28	$0.85
Diluted
Income from continuing operations	$0.99	$0.72
Loss from discontinued operations	$—	$(0.03)
Net income	$0.99	$0.69
Weighted-average common shares outstanding
Basic	147.8	146.3
Diluted	214.7	215.3
Dividends declared per common share	$0.15	$—

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,
(In millions)	2012	2011
Net income	$60	$112
Less: Noncontrolling interests net income	4	2

Net income attributable to the parent company	56	110

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	25	(158)
Reclassification to net gain of divestiture’s cumulative translation adjustment		(1)
Unrealized hedging gains and losses:
Holding gains and losses (net of $1 tax, 2012)	3	(13)
Reclassification to net income	1
Unrealized investment and other gains and losses:
Holding gains and losses		(6)
Defined benefit plans:
Plan amendments	(6)
Amortization of net actuarial losses included in net periodic benefit cost	4	5

Other comprehensive income (loss) attributable to the parent company	27	(173)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	2	(2)

Other comprehensive income (loss) attributable to noncontrolling interests	2	(2)

Total comprehensive income (loss) attributable to the parent company	83	(63)
Total comprehensive income attributable to noncontrolling interests	6

Total comprehensive income (loss)	$89	$(63)

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions)	2012	2011
Net income	$222	$157
Less: Noncontrolling interests net income	10	9

Net income attributable to the parent company	212	148

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(10)	(75)
Reclassification to net gain of divestiture’s cumulative translation adjustment		(1)
Unrealized hedging gains and losses:
Holding gains and losses (net of $3 tax, 2012)	5	(12)
Reclassification to net income	7
Unrealized investment and other gains and losses:
Holding gains and losses	1	(6)
Defined benefit plans:
Plan amendments	(6)
Net actuarial loss	(1)
Amortization of net actuarial losses included in net periodic benefit cost	11	15
Settlement loss		5

Other comprehensive income (loss) attributable to the parent company	7	(74)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	2	(1)

Other comprehensive income (loss) attributable to noncontrolling interests	2	(1)

Total comprehensive income attributable to the parent company	219	74
Total comprehensive income attributable to noncontrolling interests	12	8

Total comprehensive income	$231	$82

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of September 30, 2012 and December 31, 2011

(In millions except share and per share amounts)	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$940	$931
Marketable securities	64	56
Accounts receivable
Trade, less allowance for doubtful accounts of $10 in 2012 and $8 in 2011	969	979
Other	194	193
Inventories	870	784
Other current assets	132	106

Total current assets	3,169	3,049
Goodwill	99	100
Intangibles	341	400
Other noncurrent assets	264	273
Investments in affiliates	203	198
Property, plant and equipment, net	1,236	1,285

Total assets	$5,312	$5,305

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$123	$71
Accounts payable	902	942
Accrued payroll and employee benefits	163	150
Accrued restructuring costs	40	33
Taxes on income	82	46
Other accrued liabilities	219	251

Total current liabilities	1,529	1,493
Long-term debt	813	831
Pension and postretirement obligations	557	762
Other noncurrent liabilities	386	381

Total liabilities	3,285	3,467

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 shares outstanding	511	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 148,098,278 and 147,319,438 outstanding	1	1
Additional paid-in capital	2,656	2,643
Accumulated deficit	(834)	(1,001)
Treasury stock, at cost (714,021 and 645,734 shares)	(10)	(9)
Accumulated other comprehensive loss	(643)	(650)

Total parent company stockholders’ equity	1,923	1,737
Noncontrolling equity	104	101

Total equity	2,027	1,838

Total liabilities and equity	$5,312	$5,305

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,
(In millions)	2012	2011
Cash flows—operating activities
Net income	$60	$112
Depreciation	46	53
Amortization of intangibles	22	23
Amortization of deferred financing charges	1	1
Gain on sale of equity investments		(60)
Unremitted earnings of affiliates	3	(4)
Stock compensation expense	4	1
Deferred income taxes	(4)	(1)
Pension contributions in excess of expense	(23)	(6)
Change in working capital	23	(11)
Other, net	(2)	(2)

Net cash flows provided by operating activities (1)	130	106

Cash flows—investing activities
Purchases of property, plant and equipment (1)	(42)	(56)
Acquisition of business	(7)
Proceeds from sale of equity investments		136
Proceeds from sale of business	7
Other	(4)	17

Net cash flows (used in) provided by investing activities	(46)	97

Cash flows—financing activities
Net change in short-term debt	(17)	13
Proceeds from long-term debt	11	1
Repayment of long-term debt	(9)	(7)
Dividends paid to preferred stockholders	(8)	(8)
Dividends paid to common stockholders	(7)
Dividends paid to noncontrolling interests	(7)	(2)
Other	(2)	1

Net cash flows used in financing activities	(39)	(2)

Net increase in cash and cash equivalents	45	201
Cash and cash equivalents—beginning of period	881	718
Effect of exchange rate changes on cash balances	14	(68)

Cash and cash equivalents—end of period	$940	$851

(1)	Free cash flow of $88 in 2012 and $50 in 2011 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions)	2012	2011
Cash flows—operating activities
Net income	$222	$157
Depreciation	142	163
Amortization of intangibles	66	68
Amortization of deferred financing charges and original issue discount	4	5
Loss on extinguishment of debt		53
Gain on sale of equity investments		(60)
Unremitted earnings of affiliates	(1)	(15)
Stock compensation expense	14	9
Deferred income taxes	(9)	3
Pension contributions in excess of expense	(204)	(4)
Change in working capital	(116)	(183)
Other, net	3	(10)

Net cash flows provided by operating activities (1)	121	186

Cash flows—investing activities
Purchases of property, plant and equipment (1)	(113)	(127)
Acquisition of businesses	(7)	(163)
Payments to acquire interest in equity affiliate		(124)
Proceeds from sale of equity investments		136
Proceeds from sale of business	7	15
Other	(1)	6

Net cash flows used in investing activities	(114)	(257)

Cash flows—financing activities
Net change in short-term debt	26	25
Proceeds from long-term debt	40	764
Repayment of long-term debt	(14)	(879)
Deferred financing payments		(26)
Dividends paid to preferred stockholders	(23)	(23)
Dividends paid to common stockholders	(22)
Dividends paid to noncontrolling interests	(9)	(5)
Other	(1)	8

Net cash flows used in financing activities	(3)	(136)

Net increase (decrease) in cash and cash equivalents	4	(207)
Cash and cash equivalents—beginning of period	931	1,090
Effect of exchange rate changes on cash balances	5	(32)

Cash and cash equivalents—end of period	$940	$851

(1)	Free cash flow of $8 in 2012 and $59 in 2011 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,
(In millions)	2012	2011
SALES
Light Vehicle Driveline	$659	$689
Power Technologies	242	256
Commercial Vehicle	471	611
Off-Highway	343	385
Other		(1)

Total Sales	$1,715	$1,940

Segment EBITDA
Light Vehicle Driveline	$68	$74
Power Technologies	29	31
Commercial Vehicle	45	61
Off-Highway	48	42

Total Segment EBITDA	190	208
Corporate expense and other items, net	(1)	(8)
Structures EBITDA	1

Adjusted EBITDA	$190	$200

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions)	2012	2011
SALES
Light Vehicle Driveline	$2,121	$2,016
Power Technologies	772	792
Commercial Vehicle	1,535	1,669
Off-Highway	1,187	1,172

Total Sales	$5,615	$5,649

Segment EBITDA
Light Vehicle Driveline	$207	$200
Power Technologies	106	108
Commercial Vehicle	163	159
Off-Highway	153	134

Total Segment EBITDA	629	601
Corporate expense and other items, net	(8)	(20)
Structures EBITDA	6	1

Adjusted EBITDA	$627	$582

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

(In millions)	Three Months Ended September 30,
	2012	2011
Segment EBITDA	$190	$208
Corporate expense and other items, net	(1)	(8)
Structures EBITDA	1

Adjusted EBITDA	190	200
Depreciation	(46)	(51)
Amortization	(22)	(23)
Restructuring	(6)	(22)
Gain on sale of equity investments		60
Strategic transaction and other expenses	(4)	(5)
Impairment and loss on sale of assets		(5)
Structures EBITDA	(1)
Stock compensation expense	(3)	(1)
Foreign exchange on intercompany loans and market value adjustments on forwards	3
Interest expense	(22)	(20)
Interest income	6	7

Income from continuing operations before income taxes	95	140
Income tax expense	33	30
Equity in earnings of affiliates	(2)	6

Income from continuing operations	60	116
Loss from discontinued operations		(4)

Net income	$60	$112

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions)	2012	2011
Segment EBITDA	$629	$601
Corporate expense and other items, net	(8)	(20)
Structures EBITDA	6	1

Adjusted EBITDA	627	582
Depreciation	(140)	(159)
Amortization	(66)	(68)
Restructuring	(30)	(60)
Loss on extinguishment of debt		(53)
Gain on sale of equity investments		60
Strategic transaction and other expenses	(8)	(10)
Impairment and loss on sale of assets	(6)	(6)
Structures EBITDA	(6)	(1)
Stock compensation expense	(12)	(5)
Foreign exchange on intercompany loans and market value adjustments on forwards	2	(1)
Interest expense	(63)	(59)
Interest income	17	20

Income from continuing operations before income taxes	315	240
Income tax expense	97	93
Equity in earnings of affiliates	4	17

Income from continuing operations	222	164
Loss from discontinued operations		(7)

Net income	$222	$157

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,
(In millions except per share amounts)	2012	2011
Net income attributable to parent company	$56	$110
Restructuring charges (1)	6	23
Amortization of intangibles (1)	15	20
Non-recurring items (1)	3	(56)

Adjusted net income	$80	$97

Diluted shares—as reported	215	215

Adjusted diluted shares	215	215

Diluted adjusted EPS	$0.37	$0.45

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In millions except per share amounts)	2012	2011
Net income attributable to parent company	$212	$148
Restructuring charges (1)	27	60
Amortization of intangibles (1)	49	58
Non-recurring items (1)	6	1

Adjusted net income	$294	$267

Diluted shares—as reported	215	215

Adjusted diluted shares	215	215

Diluted adjusted EPS	$1.37	$1.24

(1)	Amounts are net of associated tax effect.